Exhibit 10.2

THIRD AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the “Amendment”) is entered into as of September 17, 2007, by and among FILTERING ASSOCIATES, INC., (“FAI”), a Nevada corporation, and Kevin Frost and Edward Wiggins, individual stockholders of FAI (the “FAI Stockholders”), on the one hand, and MATINEE MEDIA CORPORATION, a Texas corporation (the “Company”), on the other hand.

BACKGROUND

A.            FAI, the FAI Stockholders and the Company entered into an Agreement and Plan of Merger (the “Agreement”) on April 13, 2006.  All capitalized terms used herein have the same meanings given to them in the Agreement.

B.            On December 18, 2006, FAI, the FAI Stockholders and the Company entered into a First Amendment to Agreement and Plan of Merger, amending the Agreement.

C.            On May 31, 2007, FAI, the FAI Stockholders and the Company entered into a Second Amendment to Agreement and Plan of Merger, amending the Agreement.

D.            Each of FAI, the FAI Stockholders and the Company desires to amend the Agreement again by entering into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Section 7.01(c) of the Agreement is hereby amended to read in its entirety as follows:

“(c)            by either FAI or the Company, so long as such party is not in breach hereunder, if the Merger shall not have been consummated on or before February 29, 2008 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at, or prior to, the Effective Time of the Merger, in which event such party may not terminate this Agreement pursuant to this provision for a period of ten days following such party’s cure of such failure); provided, however, that if either FAI or Company requests an extension of the Closing after this date  and the other party consents in writing, then neither party may terminate this Agreement under this provision until the expiration of such extension period;”

2.            Except as and to the extent expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

3.            This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

FAI STOCKHOLDERS:	FILTERING ASSOCIATES, INC.

/s/ Kevin Frost	/s/ David Choi
Name: Kevin Frost	Name: David Choi
Its: President

/s/ Edward Wiggins
Name: Edward Wiggins

MATINEE MEDIA CORPORATION

/s/ Robert Walker
Name: Robert Walker
Title: President

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